SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549


                                  FORM 8-K



                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 2, 1998


                                ACE LIMITED
_______________________________________________________________________________
               (Exact name of registrant as specified in its charter)



      Cayman Islands                      1-11778             Not Applicable
_______________________________     ___________________    __________________
  State or other jurisdiction           (Commission          (I.R.S. Employer
    of incorporation)                   File Number)         dentification No.)


          The ACE Building
       30 Woodbourne Avenue
          Hamilton, Bermuda                                   HM 08
____________________________________________           ________________________
  (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including are code: (441) 295-5200


                               Not Applicable
_______________________________________________________________________________
        (Former name or former address, if changed since last report)




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Item 2.          Acquisition or Disposition of Assets.

         On January 2, 1998, ACE Limited ("ACE") completed the acquisition of all of the outstanding capital stock of Westchester Specialty Group, Inc., an indirect wholly owned subsidiary of Xerox Corporation. The total purchase price paid by ACE in the acquisition was $338 million. Of the $338 million purchase price, $250 million was borrowed from a syndicate of banks with the remainder coming from available funds.

Item 7.           Financial Statements and Exhibits.

         (a) The required financial statements and pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after January 2, 1998.

         (b)      Exhibits.

         2.1 Stock Purchase Agreement, dated September 18, 1997, by and among ACE Limited and Talegen Holdings, Inc. (Incorporated by reference to Exhibit 2.2 to ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1997)

         2.2 Tax Allocation and Indemnification Agreement, dated September 18, 1997, by and among Xerox Financial Services, Inc., Talegen Holdings, Inc., Westchester Specialty Group, Inc., and ACE Limited (Incorporated by reference to Exhibit 2.3 to ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1997)

         99.1     Press Release, dated January 5, 1998




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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 23, 1998                          ACE LIMITED


                                               By: /s/ Christopher Z. Marshall
                                               ________________________________
                                                   Christopher Z. Marshall
                                                   Chief Financial Officer




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